CORRECTED PRESS RELEASE:
                       BERKSHIRE HILLS SECOND QUARTER 2008
                   EARNINGS RELEASE AND CONFERENCE CALL DATES

(Corrects Release issued June 27, 2008 for a typographical error in the last paragraph about the Company's asset size)

PITTSFIELD, MA, June 30, 2008 - Berkshire Hills Bancorp (BHLB) will issue its second quarter earnings release after the market closes on Thursday, July 17, 2008.

Berkshire will conduct a conference call/webcast at 10:00 A.M. eastern time on Friday, July 18, 2008 to discuss second quarter results and guidance about expected future results. Information about the conference call follows:

         Dial-in:              800-860-2442
         Webcast:              www.berkshirebank.com  (Investor Relations link)
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A telephone  replay of the call will be available until July 25, 2008 by calling
877-344-7529 and entering replay passcode: 420677. The webcast and a podcast will be available at Berkshire's website above for an extended period of time.

Berkshire Hills Bancorp is headquartered in Pittsfield, Massachusetts. It has about $2.5 billion in assets and is the parent of Berkshire Bank - America's Most Exciting BankSM. Berkshire provides business and consumer banking, insurance, and wealth management services through 48 banking and insurance offices in Western Massachusetts, Northeastern New York, and Southern Vermont. For more information, visit www.berkshirebank.com or call 800-773-5601.


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Contact:
David H. Gonci
Corporate Finance Officer
413-281-1973




Berkshire Hills Bancorp (BHLB)                           www.berkshirebank.com
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